UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2015

ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35622	14-1742717

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Corporate Circle Albany, NY	12212

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

Share Purchase Agreement

On July 16, 2015, Albany Molecular Research, Inc., a Delaware corporation (“AMRI”), Exirisk Spain, S. L., AMRI’s indirect wholly-owned subsidiary (“Acquisition Sub”), Gadea Grupo Farmaceutico, S.L. (“Gadea”) and certain other parties thereto (the “Vendors”), entered into a definitive Share Purchase Agreement (the “Share Purchase Agreement”) pursuant to which Acquisition Sub purchased 100% of Gadea’s capital stock (the “Transaction”) for $174 million, including the issuance of 2,200,000 shares of common stock, $0.01 par value of AMRI (the “Stock Consideration”), valued at $43.8 million, with the balance paid in $97 million in cash (the “Cash Consideration”) and through the assumption of existing debt.

The Stock Consideration consists of unregistered securities issued in accordance with applicable securities laws and subject to transfer restrictions. The Cash Consideration may be adjusted in connection with a working capital and net debt post-closing adjustment in accordance with the terms of the Share Purchase Agreement. Acquisition Sub deposited approximately $25 million of the Cash Consideration in an escrow account with Banco Bilbao Vizcaya Argentaria to be held in escrow and distributed in accordance with the terms of the Escrow Agreement (as defined in the Share Purchase Agreement).

The parties to the Share Purchase Agreement have made certain customary representations, warranties and covenants, among others: (i) representations by the Vendors with respect to Gadea’s business, operations and financial condition, (ii) covenants by the Vendors to keep information relating to Gadea’s business confidential, (iii) covenants by 3-Gutinever, S.L., the majority stockholder of Gadea, and Mr. Gerardo Gutiérrez, the owner of 3-Gutinever, S.L., to not compete with Gadea’s business and to not solicit employees from Gadea or AMRI, and (iv) covenants by AMRI and the Vendors to cooperate on specified matters.

A copy of the Share Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement. The Share Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about AMRI, Acquisition Sub, Gadea, or the Vendors. In particular, the assertions embodied in the representations and warranties in the Share Purchase Agreement were made as of a specified date, are modified or qualified by information in confidential disclosure letters provided by each party to the other in connection with the signing of the Share Purchase Agreement, may be subject to contractual standards of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Share Purchase Agreement is not necessarily characterizations of the actual state of facts about AMRI, Acquisition Sub, Gadea, or the Vendors at the time they were made or otherwise and should only be read in conjunction with the other information that AMRI makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (the “SEC”).

Credit Agreement

On July 16, 2015, AMRI entered into a $230 million senior secured credit agreement (the “Credit Agreement”) with Barclays Bank PLC, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender, and the lenders party thereto.

The Credit Agreement, subject to the terms and conditions set forth therein, provides for a (X) $200 million six-year term loan and (Y) a $30 million five-year revolving credit facility, which includes a $15 million sublimit for the issuance of standby letters of credit and a $5 million sublimit for swingline loans. Each of the maturity dates may be accelerated to a date that is six months prior to the scheduled maturity date of AMRI’s existing convertible notes if, on such date, more than a certain amount of those notes remain outstanding and AMRI has a secured leverage ratio over a certain amount. The Credit Agreement also includes an accordion feature that, subject to securing additional commitments from existing lenders or new lending institutions, will allow AMRI to increase the aggregate commitments under the Credit Agreement by up to $60 million (plus, to the extent utilized to effect an increase to the revolving credit facility, an additional $20 million), plus an unlimited amount subject to compliance with a pro forma secured leverage ratio. AMRI expects to use the proceeds of any borrowings under the Credit Agreement for the Transaction, working capital and other general corporate purposes of AMRI and its subsidiaries, subject to the terms and conditions set forth in the Credit Agreement.

At AMRI’s election, loans made under the Credit Agreement will initially bear interest at the Adjusted Eurodollar Rate (as defined below) plus 4.75% or the Base Rate (as defined below) plus 3.75%. Upon achievement of a certain senior secured leverage ratio, the rates will step down to 4.50% and 3.50%, respectively. The Base Rate means, for any day, a fluctuating rate per annum equal to the highest of (i) the federal funds rate plus ½ of 1.00%, (ii) the prime rate in effect on such day and (iii) the Adjusted Eurodollar Rate for a one month interest period beginning on such day (or, if such day is not a businessd day, the immediately preceding business day) plus 1.00%; provided that, in the case of the term loans, the Base Rate shall at all times be deemed to be not less than the 2.00%. The Adjusted Eurodollar Rate means for the interest period for each eurodollar loan comprising part of the same group, the quotient obtained (expressed as a decimal, carried out to five decimal places) by dividing (i) the applicable eurodollar rate for such interest ieriod by (ii) 1.00% minus the eurodollar reserve percentage; provided that, in the case of the term loans only, the Adjusted Eurodollar Rate shall at all times be deemed to be not less than 1.00%.

The Credit Agreement includes a springing maturity provision such that the loans under the Credit Agreement will mature 6 months prior to the convertible bond maturity date if more than $25 million of the bonds are outstanding and the secured leverage ratio is greater than 1.50:1.00 on such date. The Credit Agreement is currently being syndicated.

The borrowings under the Credit Agreement are prepayable at the option of AMRI, subject to a 1.00% prepayment premium in certain circumstances if prepaid within the first six month, and otherwise without premium or penalty (other than customary breakage costs for Eurodollar loans). Amounts prepaid under the term loan facility are not available for reborrowing, but amounts prepaid under the revolving credit facility are available for reborrowing unless AMRI determines to permanently reduce the commitments under the revolving credit facility, subject to the terms and conditions of the Credit Agreement.

The obligations under the Credit Agreement are guaranteed by each material domestic subsidiary of AMRI (each a “Guarantor”) and are secured by first priority liens on, and security interests in, substantially all of the present and after-acquired assets of AMRI and each Guarantor subject to certain customary exceptions.

The Credit Agreement contains customary representations and warranties relating to AMRI and its subsidiaries. The Credit Agreement also contains certain affirmative and negative covenants including negative covenants that limit or restrict, among other things, liens, indebtedness, investments and acquisitions, mergers and fundamental changes, asset sales, restricted payments, changes in the nature of the business, transactions with affiliates and other matters customarily restricted in such agreements. The Credit Agreement is also subject to certain customary “Market Flex” provisions, which, if utilized, could alter certain of the terms outlined herein.

If an event of default shall occur and be continuing under the Credit Agreement, the commitments under the Credit Agreement may be terminated and the principal amounts outstanding under the Credit Agreement, together with all accrued unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable.

AMRI expects to file the Credit Agreement as an exhibit to a periodic report. The foregoing description is qualified in its entirety by reference to the complete text of the Credit Agreement when filed.

Existing Credit Agreement Amendment

On July 14, 2015, AMRI entered into an amendment (the “Amendment”) to its existing senior secured credit agreement, dated as of October 24, 2014 (as amended by Amendment No. 1 to Credit Agreement, dated as of December 23, 2014, and as further amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), by and among AMRI, the lending institutions from time to time party thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer (capitalized terms used but not defined herein having the meanings provided in the Existing Credit Agreement). The Amendment permitted AMRI to repay the entire outstanding principal outstanding under the Existing Credit Agreement and to apply that prepayment on a non-pro rata basis among the lenders under the Existing Credit Agreement. AMRI used the proceeds from borrowings under the Credit Agreement to repay the entire outstanding principal outstanding under the Existing Credit Agreement on July 16, 2015 in connection with the Transaction.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The disclosure provided in Item 1.01 of this report is hereby incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this report is hereby incorporated by reference into this Item 3.02.

In connection with the Transaction, AMRI entered into a Registration Rights Agreement with 3-Gutinever, S.L. (“3-Gutinever”), pursuant to which AMRI agreed to (i) file a registration statement (the “Demand Registration Statement”) with the SEC covering the resale of the 2,200,000 shares of common stock, par value $0.01, of AMRI (“Shares”), no later than 30 days following the receipt of a demand notice from 3-Gutinever during the during the period from 9 months after the closing of the Transaction and the earlier of (A) the two (2) year anniversary of the closing of the Transaction or (B) the number of shares held by the Participating Holders (as defined in the Registration Rights Agreement) is less than one million (1,000,000), and (ii) use commercially reasonable efforts, subject to receipt of necessary information from 3-Gutinever, to cause the SEC to declare the Demand Registration Statement effective. AMRI also granted piggyback registration rights to 3-Gutinever, S.L.

The preceding summary of the Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 3.2 hereto and incorporated herein by reference.

The Shares were offered and sold outside the United States to an eligible investor pursuant to Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The Shares have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under or an applicable exemption from such registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to purchase, the Shares in any jurisdiction in which such offer or solicitation would be unlawful.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Based on the recommendation of the Nominating and Corporate Governance Committee of AMRI, the Board of Directors of AMRI (the “Board”) elected Gerardo Gutiérrez to the Board effective as of the closing of the Transaction. Mr. Gutierrez founded Gadea in 1991 and served as its President and Chief Executive Officer. Mr. Gutierrez graduated from the Complutense University of Madrid with a degree in chemistry and obtained a master’s degree in Management Production, Operations and Technology from ICADE Business School. Mr. Gerardo Gutiérrez has not been elected to any committees of the Board.

Prior to the Transaction, 3-Gutinver, an entity owned and controlled by Mr. Gutiérrez, held approximately 65% of the outstanding capital stock of Gadea. In connection with the Transaction as consideration for 3-Gutinver’s shares of Gadea, 3-Gutinver received $42 million in cash consideration and was issued 2,200,000 shares of common stock of AMRI. The disclosure provided in Item 1.01 of this report is hereby incorporated by reference into this Item 5.02.

There are no understandings or arrangements between Mr. Gutiérrez and any other person pursuant to which Mr. Gutiérrez was elected as a director.

Information concerning the membership of the Board’s committees is publicly available on AMRI’s website at http://www.amriglobal.com. AMRI intends to disclose changes in the membership of the Board’s committees by posting this information on its website and/or in its public filings with the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure.

On July 16, 2015, AMRI issued a press release announcing the completion of the Transaction. A copy of the press release is attached hereto and furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired
	(1)	The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.
(b)	Pro Forma Financial Information
	(1)	The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1	Share Purchase Agreement by and among Albany Molecular Research, Inc., Gadea Grupo Farmaceutico, S.L., Exirisk Spain, S.L. and certain other persons thereto, dated as of July 16, 2015*

3.2	Registration Rights Agreement by and between Albany Molecular Research, Inc. and 3-Gutinver, S.L., dated as of July 16, 2015

10.1	Amendment No. 2 to Credit Agreement, dated as of July 14, 2015, among Albany Molecular Research, Inc., Barclays Bank PLC, as administrative agent and collateral agent, each Lender party Research, Inc., Barclays Bank PLC, as administrative agent and collateral agent, each Lender party thereto and each other Loan Party party thereto.

99.1	Press Release dated July 16, 2015.

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. AMRI hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY MOLECULAR RESEARCH, INC.

By:	/s/ Lori Henderson
Name: Lori Henderson
Title: Senior Vice-President, General Counsel & Secretary

Date:   July 16, 2015

EXHIBIT INDEX

(d)	Exhibits.

Exhibit No.	Description

2.1	Share Purchase Agreement by and among Albany Molecular Research, Inc., Gadea Grupo Farmaceutico, S.L., Exirisk Spain, S.L. and certain other persons thereto, dated as of July 16, 2015*

3.2	Registration Rights Agreement by and between Albany Molecular Research, Inc. and 3-Gutinver, S.L., dated as of July 16, 2015

10.1	Amendment No. 2 to Credit Agreement, dated as of July 14, 2015, among Albany Molecular Research, Inc., Barclays Bank PLC, as administrative agent and collateral agent, each Lender party Research, Inc., Barclays Bank PLC, as administrative agent and collateral agent, each Lender party thereto and each other Loan Party party thereto.

99.1	Press Release dated July 16, 2015.

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. AMRI hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.